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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Internet Capital Group, Inc. and to the incorporation by reference therein of our report dated March 6, 2000, with respect to the consolidated financial statements of eCredit.com, Inc. incorporated by reference in the Prospectus of Internet Capital Group, Inc. filed with the Securities and Exchange Commission on or about June 28, 2001.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
June 26, 2001